                                                                    EXHIBIT 16.1

January 10, 2005

Securities and Exchange Commission
450 Fifth Street,  N.W.
Washington D. C. 20549

Ladies and Gentlemen:

     We have  read  item  4.01 of Form  8-K/A  of  SmartServ  Online,  Inc.  and
Subsidiaries  dated  January 10, 2005 and are in agreement  with the  statements regarding  Grant  Thornton  LLP  contained  in the first,  second, third, fourth and  fifth  paragraphs. We are not in a  position to agree  or disagree with any other comments in item 4.01.

/s/ Grant Thornton LLP
Grant Thornton LLP